Exhibit 10.2

ASSUMPTION AGREEMENT FOR LITIGATION DYNAMICS, INC.

THIS Agreement is made by and between VR HOLDINGS, INC., a Delaware corporation (“VR Holdings”) and LITIGATION DYNAMICS, INC. a Texas corporation (“LDI”), who agree as follows:

WHEREAS, on September 24, 2012, VR Holdings, LDI, J. Michael Moore, Zane Russell, CapNet Securities Corporation, a Texas corporation, John E. Baker, Deohge Corp., a Maryland corporation, Pamela Lapides, The Cancer Foundation, Inc., a Maryland corporation, John Foster Woods, and Barry L. Dahne executed that certain Separation Agreement (the “Separation Agreement”); and

WHEREAS, any capitalized terms used herein shall have the same meaning as used in the Separation Agreement; and

WHEREAS, pursuant to the Separation Agreement, LDI agreed to assume and agree to pay all of the LDI Liabilities;

NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the Parties agree as follows:

1.

Assumption of LDI Liabilities.  Pursuant to Paragraph 2(a) of the Separation Agreement, as of and after the Distribution Time, LDI shall, as between VR Holdings, assume and be responsible for all LDI Liabilities, regardless of when or where such LDI Liabilities arose or arise, or whether the facts on which they are based occurred prior to or subsequent to the date hereof, regardless of where or against whom such LDI Liabilities are asserted or determined or whether asserted or determined prior to, at or after the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of statute or Law, fraud or misrepresentation, breach of contract or other theory, by any member of VR Holdings or LDI or any of their respective directors, officers, employees, agents, or Affiliates

2.

Indemnification by LDI.  LDI, individually and for its assigns, predecessors, successors, joint venturers, personal representatives, stockholders, officers, directors, employees, underwriters, attorneys, and trustees, and any other Person at interest therewith, shall hold harmless and indemnify VR Holdings, its stockholders, officers, directors, employees, underwriters, attorneys, and trustees, and any other Person at interest therewith, from and against any and all claims, demands, debts, expenses, including court costs or attorney’s fees, dues, liens liabilities, cause or causes of action, whether statutory, in contract, express or implied, either at law or in equity, including quantum meruit, or in tort, as well as any other kind or character of action with respect to the LDI Liabilities now held, owned or possessed by anyone in whole or in part, or which anyone may claim to hold or which anyone hereafter may claim to hold, for, on account of, or growing out of, related to or concerning, whether directly or indirectly, proximately or remotely, the LDI Liabilities.

3.

Mediation and Arbitration.  All disputes arising or related to this Agreement must exclusively be resolved first by mediation with a mediator selected by the Parties, with such mediation to be held in Houston, Texas.  If such mediation fails, then any such dispute shall be resolved by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time the arbitration proceeding commences, except that (a) Texas law and the Federal Arbitration Act must govern construction and effect, (b) the locale of any arbitration must be in Houston, Texas, and (c) the arbitrator must with the award provide written findings of fact and conclusions of law.  Any Party may seek from a court of competent jurisdiction any provisional remedy that may be necessary to protect its rights or assets pending the selection of the arbitrator or the arbitrator’s determination of the merits of the controversy.  The exercise of such arbitration rights by any Party will not preclude the exercise of any self-help remedies (including without limitation, setoff rights) or the exercise of any non-judicial foreclosure rights.  An arbitration award may be entered in any court having jurisdiction.

4.

Attorneys’ Fees.  In the event that it should become necessary for any Party entitled hereunder to bring suit against any other Party to this Agreement for a breach of this Agreement, the Parties hereby covenant and agree that the Party who is found to be in breach of this Agreement shall also be liable for all reasonable attorneys’ fees and costs of court incurred by the other Parties.  Provided, however, in the event that there has been no breach of this Agreement, whether or not the transactions contemplated hereby are consummated, each Party shall bear its own costs and expenses.

5.

Benefit.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

6.

Notices.  All notices, requests, demands, and other communications hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, or by telecopy or e-mail, if to VR Holdings, addressed to Mr. John E. Baker at 1615 Chester Road, Chester, Maryland 21619, telephone (443) 519-0129, telecopier (239) 384-9437, and e-mail john.baker@inwaretechnologies.com; and if to LDI, addressed to Mr. Zane Russell at 925 South Mason, Suite 375, Katy, Texas 77450, telephone (713) 893-1821, and email zrussell@litdyn.com.  Any Party hereto may change its address upon 10 days’ written notice to any other Party hereto.

7.

Construction.  Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

8.

Waiver.  No course of dealing on the part of any Party hereto or its agents, or any failure or delay by any such Party with respect to exercising any right, power or privilege of such Party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

9.

Cumulative Rights.  The rights and remedies of any Party under this Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

10.

Invalidity.  In the event any one or more of the provisions contained in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

11.

Headings.  The headings used in this Agreement are for convenience and reference only and in no way define, limit, amplify or describe the scope or intent of this Agreement, and do not affect or constitute a part of this Agreement.

12.

No Third-Party Beneficiary.  Any agreement to pay an amount and any assumption of liability contained in this Agreement, express or implied, shall be only for the benefit of the Parties hereto and their respective successors and assigns (as herein expressly permitted), and such agreements and assumptions shall not inure to the benefit of the obligees or any other Party, whomsoever, it being the intention of the Parties hereto that no one shall be or be deemed to be a third-Party beneficiary of this Agreement.

13.

Time of the Essence.  Time is of the essence of this Agreement.

14.

Incorporation by Reference.  All agreements, exhibits, attachments, and schedules referred to or included herein constitute integral parts to this Agreement and are incorporated into this Agreement by this reference.

15.

Multiple Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  A facsimile transmission or PDF copy of this signed Agreement shall be legal and binding on all Parties hereto.

16.

Law Governing; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to any conflicts of laws provisions thereof.  Each Party hereby irrevocably submits to the personal jurisdiction of the United States District Court located in Harris County, Texas, as well as of the Courts of the State of Texas in Harris County, Texas over any suit, action or proceeding arising out of or relating to this Agreement.  Each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such mediation, arbitration, suit, action or proceeding brought in any such county and any claim that any such mediation, arbitration, suit, action or proceeding brought in such county has been brought in an inconvenient forum.

17.

Entire Agreement.  This instrument and the attachments hereto contain the entire understanding of the Parties and may not be changed orally, but only by an instrument in writing signed by the Party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of September 24, 2012.

VR HOLDINGS, INC.

By

    John E. Baker, Chief Executive Officer

LITIGATION DYNAMICS, INC.

By

    Zane Russell, Chief Executive Officer

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